NUGEN MOBILITY, INC.

FINANCIAL STATEMENTS
FOR THE YEARS ENDED
SEPTEMBER 30, 2009 AND 2008

NUGEN MOBILITY INC.

CONTENTS

PAGE	1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	2	BALANCE SHEETS AS OF SEPTEMBER 30, 2009 AND 2008.

PAGE	3	STATEMENTS OF OPERATIONS FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008.

PAGE	4	STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008.

PAGE	5	STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008.

PAGES	6 - 14	NOTES TO FINANCIAL STATEMENTS.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
NuGen Mobility, Inc.

We have audited the accompanying balance sheets of NuGen Mobility, Inc. (the “Company”) as of September 30, 2009 and 2008 and the related statements of operations, changes in stockholders’ deficit and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of NuGen Mobility, Inc. as September 30, 2009 and 2008 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note B to the financial statements, the Company has a negative cash flow from operations of $154,326, a working capital deficiency of $801,592 and a stockholders' deficiency of $1,387,970.  These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
December 21, 2009

NUGEN MOBILITY, INC.
BALANCE SHEETS

	September 30,
	2009	2008
ASSETS
Current assets
Cash and cash equivalents	$58,929	$72,060
Accounts receivable	214,006	129,203
Prepaid expenses	5,491	2,991
Total current assets	278,426	204,254

Machinery & equipment, net	5,596	7,461
Other assets	7,365	7,365
	$291,387	$219,080
LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Current portion of long term liabilities	$388,640	$239,980
Accounts payable and accrued expenses	199,447	457,946
Customer deposits	-	27,110
Due to related parties	491,931	1,304,394
Total current liabilities	1,080,018	2,029,430

Long-term notes payable	599,339	601,804
Total liabilities	1,679,357	2,631,234

Commitments and contingencies

Stockholders' deficit
Common stock - $0.001 par value; 3,000 shares
authorized, 1,111 shares issued and outstanding	1	1
Additional paid-in capital	1,502,232	155,539
Accumulated deficit	(2,890,203)	(2,567,694)
Total stockholders' deficit	(1,387,970)	(2,412,154)
	$291,387	$219,080

See accompanying notes to the financial statements

NUGEN MOBILITY, INC.
STATEMENTS OF OPERATIONS

	For Years Ended
	September 30,
	2009	2008

Revenues	$796,847	$624,695

Direct costs	103,122	51,520
Direct labor	481,865	531,180
Total cost of goods sold	584,987	582,700

Gross profit	211,860	41,995

Operating expenses
Compensation	196,818	143,334
Rent & office	96,995	87,580
Professional fees	12,817	93,848
Travel expenses	36,827	31,108
Other general and administrative expenses	33,397	26,469
Total operating expenses	376,854	382,339

Net loss from operations	(164,994)	(340,344)

Other income and (expense)
Interest expense	(157,515)	(149,239)
Total other income and (expense)	(157,515)	(149,239)

Net loss	$(322,509)	$(489,583)

Net loss per share - basic and diluted	$(290.29)	$(440.67)

Weighted average number of shares outstanding
during the year - basic and diluted	1,111	1,111

See accompanying notes to the financial statements

NUGEN MOBILITY, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008

	Common Stock		Additional
	Number of	Par	Paid-in	Deferred	Accumulated
	Shares	Value	Capital	Compensation	Deficit	Total

Balance at September 30, 2007	1,111	$1	$155,539	$(4,782)	$(2,078,111)	$(1,927,353)

Recognition of deferred compensation				4,782		4,782

Net loss from October 1, 2007
to September 30, 2008	-	-	-		(489,583)	(489,583)

Balance at September 30, 2008	1,111	1	155,539	-	(2,567,694)	(2,412,154)

Forgiveness of debt, related party			1,346,693	-		1,346,693

Net loss from October 1, 2008
to September 30, 2009	-	-	-	-	(322,509)	(322,509)

Balance at September 30, 2009	1,111	$1	$1,502,232	$-	$(2,890,203)	$(1,387,970)

See accompanying notes to the financial statements

NUGEN MOBILITY, INC.
STATEMENTS OF CASH FLOWS

	For Years Ended
	September 30,
	2009	2008
Cash flows from operating activities:
Net loss	$(322,509)	$(489,583)
Adjustments to reconcile net loss to net cash (used in)
provided by operating activities:
Depreciation expense	1,865	1,865
Deferred compensation	-	4,782
Changes in operating assets and liabilities:
Accounts receivable	(84,803)	(114,924)
Prepaid expenses	(2,500)	(2,991)
Other assets	-	(1,001)
Accounts payable and accrued expenses	158,447	279,191
Due to related parties	95,174	87,550

Net cash (used in) operating activities	(154,326)	(235,111)

Cash flows from financing activities:
Proceeds from issuance of note payable	150,000	-
Proceeds from issuance of note payable, related parties	-	324,650
Principal payments on debt	(3,804)	(19,827)
Principal payments on related party debt	(5,001)	-

Net cash provided by financing activities	141,195	304,823

Net (decrease) increase in cash and cash equivalents	(13,131)	69,712

Cash and cash equivalents at beginning of year	72,060	2,348

Cash and cash equivalents at end of year	$58,929	$72,060

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$55,047	$37,413
Cash paid during the period for taxes	$-	$-

Supplemental Schedule of noncash investing and financing activities:

In September 2009, the Company’s Chairman, CEO & President, who is also a major shareholder, forgave $1,346,693 of indebtedness owed him by the Company. This amount was credited to Additional Paid-in Capital.

During 2008 the Company purchased computer equipment and issued a note payable for $9,326.

See accompanying notes to the financial statements

NUGEN MOBILITY, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

NuGen Mobility, Inc. is engaged in the research, development and manufacture of permanent magnet electric motors and the electronic controls for such motors. Our facility is located in Ashburn, VA. Our revenue is derived primarily from product sales to customers in the automotive and industrial markets, and from contract research and development services. We are impacted by other factors such as the continued receipt of contracts from industrial and governmental parties, our ability to protect and maintain the proprietary nature of our technology, continued product and technological advances and our ability to commercialize our products and technology.

Cash and Cash Equivalents

We consider cash on hand and investments with original maturities of three months or less to be cash and cash equivalents.

Accounts Receivable

We extend unsecured credit to most of our customers following a review of the customers' financial condition and credit history. We establish an allowance for doubtful accounts based upon a number of factors including the length of time accounts receivables are past due, the customer's ability to pay its obligation to us, the condition of the general economy, estimates of credit risk, historical trends and other information. Accounts receivable are deemed to be past due when they have not been paid by their contractual due date. We write off accounts receivable when they become uncollectible against our allowance for doubtful accounts. At September 30, 2009 and 2008, no allowance for doubtful accounts was deemed necessary.

Machinery and Equipment

Machinery and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from 3 to 5 years. Maintenance and repairs are charged to expense as incurred. Depreciation expense for the fiscal years ended September 30, 2009 and 2008 was $1,865 and $1,865, respectively.

Impairment of Long-Lived Assets
We periodically evaluate whether circumstances or events have affected the recoverability of long-lived assets including intangible assets with finite useful lives. The assessment of possible impairment is based on our ability to recover the carrying value of the asset or groups of assets from expected future cash flows estimated by management.
If expected future cash flows are less than the carrying value, an impairment loss is recognized to adjust the asset to fair value as determined by expected discounted future cash flows.

NUGEN MOBILITY, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008

Revenue and Cost Recognition

We manufacture proprietary products and other products. Revenue from sales of products are generally recognized at the time title to the goods and the benefits and risks of ownership passes to the customer which is typically when products are shipped based on the terms of the customer purchase agreement.

Revenue relating to long-term fixed price contracts is recognized using the percentage of completion method. Under the percentage of completion method, contract revenues and related costs are recognized based on the percentage that costs incurred to date bear to total estimated costs.

Changes in job performance, estimated profitability and final contract settlements may result in revisions to cost and revenue, and are recognized in the period in which the revisions are determined.

Contract costs include all direct materials, subcontract and labor costs and other indirect costs. Selling, general and administrative costs are charged to expense as incurred. At the time a loss on a contract becomes known, the entire amount of the estimated loss is accrued.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Tax. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The valuation of deferred tax assets may be reduced if future realization is not assured.

The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

Research and Development

Costs of researching and developing new technology, or significantly altering existing technology, are expensed as incurred.

Loss per Common Share

Basic earnings per share is computed by dividing income or loss available to common stockholders by the weighted average number of common shares outstanding during the periods presented. Diluted earnings per share is computed by dividing income or loss available to common stockholders by all outstanding and potentially dilutive shares during the periods presented, unless the effect is antidilutive.

NUGEN MOBILITY, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements

In June 2009, the FASB issued ASC 105 Accounting Standards Codification TM and the Hierarchy of Generally Accepted Accounting Principles. The FASB Accounting Standards Codification TM (the “Codification”) has become the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). All existing accounting standard documents are superseded by the Codification and any accounting literature not included in the Codification will not be authoritative. Rules and interpretive releases of the SEC issued under the authority of federal securities laws, however, will continue to be the source of authoritative generally accepted accounting principles for SEC registrants. Effective September 30, 2009, all references made to GAAP in our consolidated financial statements will include references to the new Codification. The Codification does not change or alter existing GAAP and, therefore, will not have an impact on our financial position, results of operations or cash flows.

In June 2009, the FASB issued changes to the consolidation guidance applicable to a variable interest entity (VIE). FASB ASC Topic 810, "Consolidation," amends the guidance governing the determination of whether an enterprise is the primary beneficiary of a VIE, and is, therefore, required to consolidate an entity, by requiring a qualitative analysis rather than a quantitative analysis. The qualitative analysis will include, among other things, consideration of who has the power to direct the activities of the entity that most significantly impact the entity's economic performance and who has the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. This standard also requires continuous reassessments of whether an enterprise is the primary beneficiary of a VIE. FASB ASC 810 also requires enhanced disclosures about an enterprise's involvement with a VIE. Topic 810 is effective as of the beginning of interim and annual reporting periods that begin after November 15, 2009. This will not have an impact on the Company’s financial position, results of operations or cash flows.

In June 2009, the FASB issued Financial Accounting Standards Codification No. 860 - Transfers and Servicing. FASB ASC No. 860 improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor's continuing involvement, if any, in transferred financial assets. FASB ASC No. 860 is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. The Company is evaluating the impact the adoption of FASB ASC No. 860 will have on its financial statements.

NUGEN MOBILITY, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008

NOTE B – GOING CONCERN

As reflected in the accompanying financial statements, the Company has a working capital deficiency of $801,592, a stockholders’ deficit of $1,387,970, an accumulated deficit of $2,890,203 and negative cash flows from operations of $154,326 during the year ended September 30, 2009. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional loans, equity funding, and to implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE C – DEBT

Long-term debt consists of:
	September 30, 2009	September 30, 2008
Promissory note dated August 23, 2007	$596,108	$596,108
Promissory notes dated July 13, 2007	230,089	231,751
Promissory note dated June 5, 2009	150,000	-
Related Parties	491,931	1,304,394
Other	11,782	13,925
	1,479,910	2,146,178
Less: current portion	880,571	1,544,374
Total long term debt	$599,339	$601,804

Pursuant to the Promissory Note dated as of August 23, 2007 the Company accrues interest on the loan at the rate of 6% per annum. Quarterly payments are made based on a formula that multiplies the Company’s gross revenues by 2% for calendar year 2007, 3% for calendar year 2008, 4% for calendar year 2009, 5% for calendar year 2010 and 6% for calendar year 2011 and for all subsequent years until the loan is paid in full. In all years the Company is required to pay a minimum of $7,500 per quarter and any payment made that exceeds the amount that would be due under the formula shall be treated as an advance against subsequent quarterly amounts due in excess of the $7,500 minimum payment.

NUGEN MOBILITY, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008

As of September 2009 no payments of principal have been made as the Company’s quarterly revenues, multiplied by the appropriate percentage, have not exceeded the $7,500 minimum payment. The payments made have gone towards accrued interest only.  Additionally, further revenue contingent payments may be owed, in the future (see Note G – Commitments and Contingencies – below).

Pursuant to the Promissory Notes dated as of July 13, 2007, the Company accrues interest on these loans at the rate of 10% per annum. As the Company has not made payments of principal that were due, the loans are in technical default. Accordingly, they are classified under the Current portion of long-term debt on the Company’s Balance Sheets.

 Pursuant to the Promissory Note dated as of June 5, 2009, the Company accrues interest on this loan at the rate of LIBOR plus 5% per annum (currently a total of 5.6%). As the note is due on demand, it is classified under the current portion of long-term debt on the Company’s Balance Sheet.

The Company’s Chairman, CEO and President and his brother have loaned a total of $551,382 and $371,500 to the Company, respectively. The Company accrues interest on these loans at the rate of 10.2% per annum. As the Company has not made payments of principal that were due, the loans are in technical default. Accordingly, they are classified under the Current portion of long-term debt on the Company’s Balance Sheets. The Company’s Chairman, CEO and President has forgiven his debt as of September 30, 2009. (See note E – Related party transactions).

In November 2007, the Company purchased computer equipment and issued a four year note payable in the amount of $9,326. The Company accrues interest on this loan at the rate of 18.45% per annum and makes monthly fixed payments of interest and principal.

In January 2008, the Company converted $35,650 of accounts payable, for advisory services and expenses, from a related party (see note E – Related party transactions)into a note payable. The Company accrues interest on this loan at the rate of 1% per annum. As the note was due in September 2008, the loan is in technical default. Accordingly, it is classified under the current portion of long-term debt on the Company’s Balance Sheets.

NOTE D - INCOME TAXES

The Company’s tax expense differs from the “expected” tax expense for the period ended September 30, 2009 and 2008 (computed by applying the U.S. federal income tax rate of 34 percent to the loss before taxes), as follows:

NUGEN MOBILITY, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008

	Year Ended	Year Ended
	September 30, 2009	September 30, 2008
Computed "expected" tax benefit – Federal	$(109,653)	$(166,458)
Computed "expected" tax benefit - State	(12,771)	(19,387)
Increase in taxes resulting from:
In kind contribution of services	-	1,815
Change in valuation allowance	122,424	184,030
	$-	$-

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at September 30, 2009 and 2008 is as follows:

	September 30, 2009	September 30, 2008
Deferred tax assets:
Net operating loss carry-forwards	$(1,091,222)	$(968,798)
Total deferred tax assets	(1,091,222)	(968,798)
Less valuation allowance	1,091,222	968,798
Net deferred tax assets, net	$-	$-

As of September 30, 2009 we had net operating loss carry-forwards (NOL) of approximately $2,874,663 for U.S. income tax purposes that expire in varying amounts through 2029.

The valuation allowance for deferred tax assets of $1,091,222 and $968,798 at September 30, 2009 and September 30, 2008, respectively, relates principally to the uncertainty of the utilization of certain deferred tax assets, primarily net operating loss carry forwards in various tax jurisdictions. The Company continually assesses both positive and negative evidence to determine whether it is more-likely-than-not that the deferred tax assets can be realized prior to their expiration. Based on the Company's assessment it has determined the deferred tax assets are not currently realizable.

NUGEN MOBILITY, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008

NOTE E - RELATED PARTY TRANSACTIONS

Forgiveness of debt

The Company’s Chairman, CEO and President agreed to forgive $1,346,693 of the notes and salary owed him by the Company, as of September 30, 2009. The debt has been reclassified to Paid in capital on the Company’s Balance Sheet as of September 30, 2009.

Related Parties

A significant shareholder of the Company is the brother of the Company’s Chairman, CEO and President. He loaned a total of $371,500 to the Company between August 2007 and September 2009 which is included in the Balance Sheet of the Company in Due to related parties at September 30, 2009.

In December 2006 the Company entered into an agreement with a firm to provide financial advisory services to the Company. The Company granted the firm 111 shares of its Common Stock per the terms of the agreement.
In January 2008 the Company terminated its agreement with the firm and converted the $35,650 it owed the firm into a note payable which is included in the Balance Sheet of the Company in Due to related parties at September 30, 2009.

NOTE F - SIGNIFICANT CUSTOMERS

We have historically derived significant revenue from a few key customers. Revenue from one customer totaled $671,649 and $525,000 for the years ended September 30, 2009 and 2008, respectively, which was 84 percent and 84 percent of total revenue, respectively.
Accounts receivable from this same customer were 96 percent and 97 percent of total accounts receivable as of September 30, 2009 and 2008, respectively.

NOTE G - COMMITMENTS AND CONTINGENCIES

Pursuant to the Asset Purchase Agreement dated as of July 13, 2007 the Company is required to pay the Seller the following amounts from its Gross Revenues (i) $596,108 plus accrued interest at the rate of 6% per annum plus (ii) if prior to July 13, 2014, the Company paid the amount described in (i) in full, then the Company shall pay each year, on a quarterly basis, 2.5% multiplied by the amount of Gross Revenues accrued in each quarter until July 13, 2014. Gross Revenues means the aggregate amount of (i) all fees and other revenue that the Company actually receives from any source, (ii) the then-current fair market value of (x) the assets purchased from the seller, or (y) the business (as a going concern) or portion thereof sold or otherwise transferred to an affiliate of the Company and / or its Chairman, President and CEO, and (iii) the proceeds from the sale or other disposition by the Company to any other third party of all or any portion of (x) the assets and/or (y) the business as a going concern.

NUGEN MOBILITY, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008

As part of the Asset purchase in 2007, the Company acquired a $10,000,000 license agreement with an Indian manufacturer in which its technology is embedded in that manufacturer’s three-wheel Auto-Rickshaw. In connection with this contract, the Company also agreed to assume the commitment, entered into by the Seller, for a conditional grant of $700,000 from an Indian export bank, which will be paid back through a 2% royalty on the license agreement until $1,400,000 is paid back. Additionally, the Indian export bank also provided a loan of $500,000 to the Seller that was converted to a conditional grant similar to the grant outlined above and assumed by the Company in 2007. While the Company has the agreement with the Indian export bank converting the Seller’s loan to a grant, it has not yet been formally executed (the Indian export bank agreed to postpone execution of this agreement). As of September 30, 2009 no payments are owed to the Indian export bank as the Indian manufacturer is not actively marketing its product at present, however, with the recent emphasis on electric vehicles, the Company expects that marketing of this product will begin in the next two years.

Lease Commitments

Rental expense for the years ended September 30, 2009 and 2008, respectively, was $79,744 and $70,603.

NOTE H - SUBSEQUENT EVENTS

Private placement and reverse merger

In November, 2009, the Company and InovaChem, Inc., a Delaware corporation based in Houston, Texas (“InovaChem”), entered into a letter of intent relating to the InovaChem’s proposed acquisition of the Company for approximately 80% of the capital stock of InovaChem on a fully-diluted basis (the “Consideration”). Consummation of the contemplated transaction is subject to the negotiation and execution of a mutually satisfactory definitive share exchange agreement or merger agreement (the “Definitive Agreement”), setting forth the specific terms and conditions of the transaction. The execution of the Definitive Agreement is subject to the consummation by the Company of a private placement of no less than $1,000,000, approval by the Board of Directors of both the Company and InovaChem, approval by the shareholders of the Company and the completion by InovaChem of a satisfactory review of the legal, financial and business condition of the Company, including the receipt of the Company’s financial statements audited in accordance with applicable SEC rules. The Company and InovaChem are obligated to use their reasonable best efforts to negotiate in good faith the Definitive Agreement, which will contain, among other standard terms and conditions, representations, warranties, covenants, indemnities and other provisions customary in transactions of this nature, including without limitation, representations and warranties as to the condition of the title held to the assets of the Company, the financial statements of the Company, the payment of taxes and contingent liabilities. Any necessary third-party consents shall be obtained prior to consummation of the Transaction, including but not limited to any consents required to be obtained from NuGen lenders, creditors, vendors and lessors.  As of the date of this report, the transaction has not closed.

NUGEN MOBILITY, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008

Conversion of debt to equity

Concurrent with the private placement, the holders of approximately $750,000 of debt in the Company have agreed to exchange their debt for shares of stock based upon the $0.15 share price offered in the private placement. Included in this total is $371,500 of debt held by the brother of the Company’s Chairman, President and CEO.